As filed with the Securities and Exchange Commission on May 21, 2013

Registration No. 333-188556

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Constellium N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	3341	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Tupolevlaan 41-61

1119 NW Schiphol-Rijk

The Netherlands

+31 20 654 97 80

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Corporation Service Company

80 State Street

Albany, NY 12207-2543

(518) 433-4740

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew J. Nussbaum Karessa L. Cain Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 Phone: (212) 403-1000 Fax: (212) 403-2000	Keith L. Halverstam Christopher R. Plaut Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Phone: (212) 906-1200 Fax: (212) 751-4864

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 is being filed solely for the purposes of amending Item 8 of Part II of the Registration Statement and to file certain exhibits indicated in such Item. Accordingly, this Amendment No. 4 consists only of the facing page, this explanatory note and Part II to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Exhibits

(a) See Exhibit Index beginning on page II-4 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(b) Financial Statement Schedules

All schedules have been omitted since they are not required or are not applicable or the required information is shown in the financial statements or related notes.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 4 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 21, 2013.

Constellium N.V.

By:	/s/ Pierre Vareille
	Name: Title:	Pierre Vareille Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been executed as a deed by the following persons on May 21, 2013 in the capacities indicated:

Name	Title

/s/ Pierre Vareille Pierre Vareille	Chief Executive Officer (Principal Executive Officer)

/s/ Didier Fontaine Didier Fontaine	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Richard B. Evans	Chairman

/s/ Pierre Vareille Pierre Vareille	Director

* Gareth N. Turner	Director

* Guy Maugis	Director

Werner P. Paschke	Director

Pieter Oosthoek	Director

* Matthew H. Nord	Director

* Bret Clayton	Director

Philippe Guillemot	Director

*By:	/s/ Pierre Vareille
Pierre Vareille Attorney-in-fact

Constellium Holdings I, LLC /s/ Didier Fontaine	Authorized U.S. Representative
Didier Fontaine President

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

1.1	Form of Underwriting Agreement†

3.1	Amended and Restated Articles of Association of Constellium N.V.†

3.2	Deed of Conversion-Constellium N.V.**

4.1	Partnership Agreement of Omega Management GmbH & Co. KG as amended and restated as of May 21, 2013†

4.2	Second Amendment to Credit Agreement, dated as of March 25, 2013, among Constellium N.V., as the Dutch Borrower, Constellium France S.A.S., as the French Borrower, the new Term Lenders party thereto, Deutsche Bank Trust Company Americas, as the Existing Administrative Agent, and Deutsche Bank AG New York Branch, as the successor Administrative Agent†

4.3	ABL Credit Agreement, dated as of May 25, 2012, among Constellium Holdco II B.V., Constellium U.S. Holdings I, LLC, Constellium Rolled Products Ravenswood, LLC, as borrower, the lenders from time to time party hereto, and Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent†

4.4	Second Amendment to Credit Agreement, dated as of March 25, 2013, among Constellium Rolled Products Ravenswood, LLC, as borrower, and Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent†

5.1	Opinion of Stibbe, Dutch counsel to Constellium N.V., as to the validity of the ordinary shares being issued**

10.1	Form of Amended and Restated Shareholders Agreement, among Constellium N.V. and the other signatories thereto†

10.2	2012 Executive Performance Award Plan†

10.3	2012 Long-Term Incentive (Cash) Plan†

10.4	Employment Letter by and between Constellium Switzerland AG and Pierre Vareille, dated August 30, 2012†

10.5	Employment Letter by and between Constellium France Holdco SAS and Didier Fontaine, dated May 11, 2012†

10.6	Severance Agreement between Constellium Switzerland AG. Zurich and Arnaud de Weert, dated March 21, 2012†

10.7	Factoring Agreement between Alcan Rhenalu S.A.S. as French Seller, Alcan Aerospace S.A.S. as French Seller, Alcan Softal S.A.S. as French Seller, Alcan France Extrusions S.A.S. as French Seller, Alcan Aviatube S.A.S. as French Seller, Omega Holdco II B.V. as Parent Company, Engineered Products Switzerland A.G. as Sellers’ Agent and GE Factofrance S.N.C. as Factor, dated January 4, 2011, as amended as of May 25, 2012†

10.8	Factoring Agreement between GE Capital Bank AG and Alcan Aluminium Valais S.A., dated December 16, 2010†

10.9	Country Specific Amendment Agreement (Switzerland) to the Factoring Agreement between GE Capital Bank AG and Alcan Aluminium Valais S.A., dated December 16, 2010†

10.10	Factoring Agreement between GE Capital Bank AG and Alcan Aluminium-Presswerke GmbH, dated December 16, 2010†

10.11	Factoring Agreement between GE Capital Bank AG and Alcan Singen GmbH, dated December 16, 2010†

10.12	Metal Supply Agreement between Engineered Products Switzerland AG and Rio Tinto Alcan Inc. for the supply of sheet ingot in Europe, dated January 4, 2011+†

10.13	Form of Constellium N.V. 2013 Equity Incentive Plan†

21.1	List of subsidiaries†

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm†

23.2	Consent of PricewaterhouseCoopers Audit S.A., Independent Registered Public Accounting Firm†

23.3	Form of Consent of Stibbe (included in Exhibit 5.1)**

24.1	Powers of attorney (included on signature page to the registration statement)†

99.1	Consent of Philippe Guillemot to be named as a director†

99.2	Consent of Werner P. Paschke to be named as a director†

99.3	Consent of Pieter Oosthoek to be named as a director†

*	To be filed by amendment.
†	Previously filed.
**	Filed herein.
+	Application has been made to the Securities and Exchange Commission for confidential treatment of certain provisions of this exhibit. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

II-4